EXHIBIT 10.2

Equity Entrustment Agreement

This Equity Entrust Agreement is entered into as of June 1, 2013 by and between Borneo Resource Investments Ltd., a Nevada corporation (Grantor), and Nils Ollquist, an officer of the Grantor (“Trustee”).

Whereas,

1.
Trustee, on behalf of the Grantor, is a party to a Deed of Sale of Shares, effective June 1, 2013 (the “Purchase Agreement”), for the purchase of 90% of the shares PT Puncak Kalabat, a company incorporated in Indonesia (“Target Company”);

2.	Pursuant to the Purchase Agreement, the Trustee shall transfer 90% of the Target Company’s equity (the “Target Equity”) to Grantor;

3.	The Grantor must, before taking possession of the Target Entity, receive the approval of the Indonesian Investment Coordinating Board (“BKPM”);

4.
In conjunction with the Purchase Agreement and until the Grantor’s approval by the BKBM, (i) Grantor intends to entrust Trustee to hold the Target Equity on behalf of Grantor and manage the Target Company pursuant to instructions of Grantor and (ii) Trustee agrees to accept the entrustment by Grantor.

To further specify the rights and obligations of the parties, Grantor and Trustee hereby enter into this agreement and shall abide by the agreement.

I.	Target of Entrustment

1.
Grantor wishes to entrust Trustee to hold the Target Equity and manage the Target Company. The Target Equity is 90% of the equity of the Target Company, registered in the name of Trustee in the North Sulawesi Province in Indonesia. The rights to the Target Equity, however, belong to Grantor.

2.
Grantor and Trustee confirm that the rights and obligations of the Target Equity (including but not limited to voting rights, dividend rights, disposal rights and other rights, etc.) shall be enjoyed and borne by Grantor. Trustee shall only be the holder in name and hold the Target Equity and manage the Target Company for the benefit of the Grantor.

II.	Matters of Entrustment

1.
Voting Right of the Target Company

Trustee shall, in accordance with the instructions of the Grantor, vote as a record shareholder on matters to be decided on the shareholder meeting of the Target Company and sign relevant legal documents.

2.	Dividends and the disposal of surplus assets of the Target Company

When the Target Company declares dividends to its shareholders, Trustee shall deliver such dividends to the Grantor within 10 business days after receipt of the dividends. If the Target Company distributes surplus assets to its shareholders after liquidation, the Trustee shall deliver such surplus assets to the Grantor within 10 business days after receipt.

3.	Disposal rights of the Target Company

Trustee shall, in accordance with the written instruction of the Grantor, dispose of the Target Company in its own name and deliver the proceeds from such disposal to the Grantor. Without written instruction from the Grantor, the Trustee shall not have the right to transfer, mortgage, pledge or dispose of the Target Company in any manner.

4.	Management of other matters

In the event of any significant transactions concerning the shareholders in the Target Company, Trustee shall promptly notify the Grantor and act pursuant to the instructions of the Grantor.

III.	Expenses of Entrustment

Trustee shall not be entitled to any remuneration except that the Grantor shall be responsible for necessary expenses incurred as a result of the Trustee’s execution of the entrusted matters.

IV.	Rights and Obligations of Grantor

1.	Grantor is the real holder of the Target Equity and the affiliated rights, including but not limited to, voting right, dividend right, disposal right, etc.

2.
Grantor shall have the right to stop the Trustee’s unauthorized disposition of the Target Equity or inappropriate management of the Target Company and/or the entrusted matters herein in breach of the provisions of this agreement.

3.
In the event that the Trustee is in breach of this agreement, disposes of the Target Equity without authorization or breaches its management duties and inappropriately carries on its management duties, which shall caused Grantor to suffer losses, the Grantor shall be entitled to damages.

4.	Grantor guarantees that it shall be responsible for any liability that arises out of the Trustee being the record holder of the Target Equity and is not due to the fault of Trustee;

5.	Grantor guarantees that it shall bear the necessary and reasonable expenses and fees incurred by Trustee in connection with the entrusted matters or activities for Grantor’s benefits.

V.	Rights and Obligations of Trustee

1.
Trustee shall abide by this agreement and carry on the entrusted matters for the best interests of Grantor. Trustee shall, pursuant to the instructions of Grantor, execute any actions relating to the transfer, pledge, split, or disposal of equity for the benefit of Grantor and act appropriately within the scope of this agreement.

2.	Trustee shall hold and manage the Target Company, shall be diligent, honest and in good faith.

3.	Trustee shall have the right to demand Grantor to bear the full responsibilities for the Trustee’s act if the Trustee executes its responsibilities pursuant to this agreement.

VI.	Validity and Term

1.	This agreement shall become effective on the date of execution and terminate upon the written notice of the Grantor to the Trustee or when the Target Equity is registered in the name of the Grantor.

2.	If there is any conflict between this agreement and any agreement, letter of intent, commitment or arrangement (if any) prior to the execution of this agreement, this agreement shall prevail.

VII.	Governing Law and Dispute Resolution

1.
All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in King County. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in King County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

VIII.	Miscellaneous

1.	Amendments. This agreement may be amended only by a writing signed by the Grantor and the Trustee.

2.
Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This agreement may also be executed via facsimile or by email delivery of a “.puff” format data file, such signature shall create a valid and binding obligation of the party executing with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.
Severability. Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

4.
 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

5.
Entire Agreement. This agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, Grantor and Trustee have executed this agreement on the date set forth on the first page of the agreement.

Grantor:

/s/ Ronald Scott Chaykin, CFO
Borneo Resource Investments Ltd.

Trustee:

/s/ Nils A. Ollquist
Nils A. Ollquist